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                                    SUBLEASE

         THIS SUBLEASE ("Sublease") is made effective as of ________ , ____, by CERIDIAN CORPORATION, a Delaware corporation to be renamed Arbitron Inc. ("Sublandlord"), and NEW CERIDIAN CORPORATION, a Delaware corporation to be renamed Ceridian Corporation ("Subtenant").

         BACKGROUND:

         A. Carven Associates, a New York partnership, as Landlord ("Prime Landlord"), and Sublandlord (then known as Control Data Corporation, a Delaware corporation), as Tenant, entered into an Office Building Lease dated December 31, 1986, as amended by an Agreement dated April 1, 1987, and a Modification and Extension of Lease Agreement dated April 29, 1993 (collectively, the "Prime Lease"), regarding certain premises ("Prime Lease Premises") in the building located at 142 West 57th Street in New York, New York (the "Building "), all as described in the Prime Lease.

         B. Sublandlord and Subtenant wish to enter into a sublease, upon the terms and conditions set forth herein, for approximately 22,347 rentable square feet of the Prime Lease Premises, which space will consist of all of the 9th and a portion of the 11th floor of the Prime Lease Premises as depicted on EXHIBIT A attached hereto (the "Sublease Premises").

         AGREEMENT:

         1. SUBLEASE. Subtenant subleases from Sublandlord, and Sublandlord subleases to Subtenant, the Sublease Premises upon the terms and conditions set forth below.

         2. SUBLEASE TERM. The term of this Sublease ("Sublease Term") will commence on the date hereof ("Commencement Date") and will expire on June 29, 2002.

         3. USE. Subtenant shall use the Sublease Premises for general office purposes and for no other purpose without Sublandlord's prior written consent.

         4. "AS IS" SUBLEASE; ALTERATIONS. Subtenant accepts the Sublease Premises in "as is" condition, "with all faults". Subtenant will pay for the installation and cost of any and all improvements, alterations or other work required on or to the Sublease Premises or on or to any other portion of the property and/or building of which the Sublease Premises are a part by the Americans With Disabilities Act of 1990 or any other applicable law, rule or regulation as a result of Subtenant's use of the Sublease Premises. Subtenant shall make or install no other improvements, alterations or work on or to the Sublease Premises or on, to or about the Building without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld) and Prime Landlord (to the extent such consent is required under the Prime Lease).

         5. RENT. Subtenant will pay monthly gross rent for the Sublease Premises in advance, without abatement, deduction or setoff, on the Commencement Date and on the first day of each calendar month thereafter during the Sublease Term, in an amount equal to

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$90,298.00 ("Rent"). Rent may increase on January 1 of each year during the
Sublease Term as mutually agreed upon by the parties hereto.

         6. PERFORMANCE OF PRIME LEASE BY SUBTENANT. Except as otherwise set forth in this Sublease, Subtenant assumes and will keep, obey and perform all of the terms, covenants and conditions of Sublandlord as Tenant under the Prime Lease with respect to the Sublease Premises.

         7. SUBTENANT'S RIGHTS AS TO PRIME LANDLORD. Sublandlord will not be liable for any nonperformance of or noncompliance with or breach or failure to observe any term, covenant or condition of the Prime Lease upon Prime Landlord's part to be kept, observed, performed or complied with, or for any delay or interruption in Prime Landlord's performing its obligations thereunder. Sublandlord will, however, cooperate with and assist Subtenant in enforcing the terms of the Prime Lease to the extent provided below. Sublandlord assigns unto Subtenant, for so long as this Sublease shall be in force and effect, any and all assignable rights and causes of action which Sublandlord may have against Prime Landlord with respect to the Sublease Premises due to defaults by Prime Landlord under the Prime Lease. Sublandlord will cooperate with and join with Subtenant in any claims or suits brought by Subtenant against Prime Landlord under the Prime Lease, provided that such participation shall be without cost or expense to Sublandlord.

         8. INSURANCE; WAIVERS. Subtenant will, during the Sublease Term, continuously maintain commercial general liability insurance as required under the Prime Lease, which insurance policy shall name Sublandlord as an additional insured party, and a certificate thereof acceptable to Sublandlord shall be delivered to Sublandlord prior to the delivery of the Sublease Premises to Subtenant. Subtenant will indemnify and hold harmless Sublandlord from, and will reimburse Sublandlord for, all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in connection with the defense of all claims and demands of third persons, including but not limited to those for death, personal injuries, or property damage, arising out of any default of Subtenant in performing or observing any term, covenant, condition or provision of this Sublease, or out of the use or occupancy of the Sublease Premises by Subtenant, or out of any of the acts or omissions of the Subtenant, its agents, representatives, employees, customers, guests, invitees or other persons who are doing business with Subtenant or who are at the Sublease Premises with Subtenant's consent. Subtenant, for itself and its insurers, further expressly waives all claims against Sublandlord for any and all damages to persons or property caused by or resulting from any thing or circumstance.

         9. ASSIGNMENT AND SUBLETTING. Subtenant may not, without the prior written consent of Sublandlord (which may be withheld in Sublandlord's sole discretion), assign or

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pledge this Sublease, sublet all or any part of the Sublease Premises, allow any liens to be placed on this Sublease or the Sublease Premises, or suffer this Sublease or the Sublease Premises or any portion thereof to be attached or taken upon execution. Sublandlord may assign its interest under this Sublease at any time, and in such case Sublandlord shall be released from any liability arising under this Sublease after the effective date of such assignment.

         10. TERMINATION. This Sublease shall terminate at the end of the Sublease Term hereof. Subtenant will peacefully and quietly vacate and surrender the Sublease Premises to Sublandlord at the expiration of the Sublease Term, in the condition called for under the Prime Lease. The existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease, and in the event of the cancellation or termination of the Prime Lease, this Sublease automatically shall be terminated; provided, however, that this provision shall not be deemed to release Sublandlord of liability if the Prime Lease is canceled or terminated due to a default by Sublandlord as Tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Subtenant under this Sublease. Sublandlord agrees not to amend, alter or modify any of the provisions of the Prime Lease affecting Subtenant, or to surrender the Prime Lease, without Subtenant's consent, which consent will not be unreasonably withheld or delayed. Sublandlord shall have no liability to Subtenant due to the termination of the Prime Lease by reason of any default by Subtenant under this Lease, or by reason of any condemnation or destruction of the Prime Lease Premises.

         11. DEFAULT. If Subtenant defaults in its obligations under this Sublease, Sublandlord shall have all of the same rights and remedies against Subtenant as would be available to the Prime Landlord against Sublandlord if Sublandlord were in default under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease.

         12. NOTICES. Any notice or demand permitted or required hereunder shall be deemed given or made if, and shall not be deemed to have been given or made unless, it is in writing and deposited in the United States mails certified, return receipt requested, postage prepaid, or deposited with a reputable overnight courier, addressed as follows:

                If to Sublandlord:     Arbitron Inc.
                                       142 West 57th Street
                                       New York, NY 10019
                                       Attention: Mr. Mike Reilly

                If to Subtenant:       At the Sublease Premises

The foregoing addresses may be changed from time to time by written notice as above provided, which change shall be effective 10 days after notice is given.

         13. ENTIRE AGREEMENT. This Sublease contains the entire agreement between Sublandlord and Subtenant regarding the Sublease Premises. Subtenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Sublease. This Sublease may be modified only by an agreement in writing signed by

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Sublandlord and Subtenant. No surrender of the Sublease Premises, or of the remainder of the Sublease Term, will be valid unless accepted by Sublandlord in writing.

         14. SUCCESSORS AND ASSIGNS. All provisions of this Sublease will be binding on and for the benefit of the successors and assigns of Sublandlord and Subtenant, except that no person or entity holding under or through Subtenant in violation of any provision of this Sublease will have any right or interest in this Sublease or the Sublease Premises.

         15. SUBORDINATION; ATTORNMENT. The parties hereto acknowledge, pursuant to the requirements of Section 7.13 of the Prime Lease, that this Sublease is subject and subordinate to the Prime Lease and to all interests to which the Prime Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Prime Landlord under the Prime Lease, Prime Landlord may, at its option, take over all of the right, title and interest of Sublandlord hereunder, and Subtenant will, at Prime Landlord's option, attorn to Prime Landlord pursuant to the then-executory provisions of this Sublease, except that Prime Landlord will not: (A) be liable for any previous act or omission of Sublandlord hereunder, (B) be subject to any offset, not expressly provided herein, or (C) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's rent.

         16. FACILITIES MANAGEMENT SERVICES. Throughout the Sublease Term, Sublandlord will provide on an "as requested" basis certain facilities management services to Subtenant pertaining to those portions of the Prime Lease Premises actually occupied by Subtenant (no such services shall be provided to space which is sublet by Subtenant to unrelated third parties). Such services will include without limitation (A) tenant, community, Prime Landlord and vendor relations, (B) environmental, health, ADA and safety services including disaster planning, security, safety, first aid training and inspections, (C) occupancy budgeting and costs analyses, (D) telecommunications services including PBX-voice, voice mail and video teleconferencing, (E) custodial services including housekeeping and inspections, (F) maintenance and operations management including utilities, carpets and physical structure, (G) mail and office supplies, (H) space allocation/utilization management, and (I) new construction and/or renovation services. Subtenant will be billed periodically for all actual costs incurred by Sublandlord in providing such services, and Subtenant will timely pay for all such services as and when billed.

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EXECUTION:

Sublandlord and Subtenant have executed this Sublease as of the date first stated above.

                                       SUBLANDLORD:

                                       CERIDIAN CORPORATION


                                       By ________________________________
                                          Its ____________________________


                                       SUBTENANT:

                                       NEW CERIDIAN CORPORATION


                                       By ________________________________
                                          Its ____________________________


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                                    EXHIBIT A

                         DEPICTION OF SUBLEASE PREMISES